                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            ENRON OIL & GAS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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
                         [ENRON OIL & GAS COMPANY LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 2, 1995

TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of Enron Oil & Gas Company (the "Company") will be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 3:00 p.m. Houston time on Tuesday, May 2, 1995, for the following purposes:

     1. To elect five directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

     2. To ratify the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as auditors for the Company for the year ending December 31, 1995;

     3. To approve the Company's Amended and Restated 1992 Stock Plan; and

     4. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on March 6, 1995, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Shareholders who do not expect to attend the meeting are encouraged to sign and return the enclosed proxy, for which purpose a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                     By Order of the Board of Directors,

                                     ANGUS H. DAVIS
                                     Vice President, Communications and
                                     Corporate Secretary
Houston, Texas
March 27, 1995

                         [ENRON OIL & GAS COMPANY LOGO]


                                PROXY STATEMENT

     The enclosed form of proxy is solicited by the Board of Directors of Enron Oil & Gas Company (the "Company" or "EOG") to be used at the annual meeting of shareholders to be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 3:00 p.m. Houston time on Tuesday, May 2, 1995 (the "Annual Meeting"). The mailing address of the principal executive offices of the Company is 1400 Smith St., Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately March 27, 1995. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Communications and Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 6, 1995, of Common Stock of the Company, par value $.01 per share (the "Common Stock"), will be entitled to one vote per share on all matters submitted to the meeting. On March 6, 1995, the record date, there were outstanding 159,940,827 shares of Common Stock. There are no other voting securities outstanding.

     The Company's summary annual report for the year ended December 31, 1994, and Annual Report on Form 10-K for the year ended December 31, 1994, are being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The summary annual report and Annual Report on Form 10-K do not constitute a part of the proxy soliciting material.

     All references in this proxy statement to Common Stock (or phantom shares relating to Common Stock) reflect the two-for-one stock split effective June 15, 1994. All references in this proxy statement to Enron Corp. common stock reflect the two-for-one stock split effective August 16, 1993.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item) would not have the same effect as a vote against a particular director. Shareholders may not cumulate their votes in the election of directors.

     It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

------------------------------------------------------------------------------------------------------------------

[PHOTO]                  FRED C. ACKMAN, 64
                         Director since 1989

                         For over five years Mr. Ackman has been a consultant to the oil and gas industry and has interests in ranching and investments.
------------------------------------------------------------------------------------------------------------------
[PHOTO]                  FORREST E. HOGLUND, 61
                         Director since 1987

                         Mr. Hoglund joined the Company as Chairman of the Board and Chief Executive Officer in
                         September, 1987. Since May, 1990, he has also served as President of the Company. Mr.
                         Hoglund is also an advisory director of Texas Commerce Bank National Association.
------------------------------------------------------------------------------------------------------------------
[PHOTO]                  RICHARD D. KINDER, 50
                         Director since 1985
                         Since October, 1990, Mr. Kinder has been President and Chief Operating Officer of Enron
                         Corp. From December, 1988 until October, 1990, he served Enron Corp. as Vice Chairman of the Board. For over five years prior to his election as Vice Chairman, Mr. Kinder served in various management and legal positions with Enron Corp. and its affiliates. Mr. Kinder is also a director of Enron Corp., Enron Global Power & Pipelines L.L.C., EOTT Energy
                         Corp. (the general partner of EOTT Energy Partners, L.P.), Enron Liquids Pipeline Company
                         (the general partner of Enron Liquids Pipeline, L.P.), Sonat Offshore Drilling Inc. and
                         Baker Hughes Incorporated.
------------------------------------------------------------------------------------------------------------------
[PHOTO]                  KENNETH L. LAY, 52
                         Director since 1985

                         For over five years, Mr. Lay has been Chairman of the Board and Chief Executive Officer of
                         Enron Corp. From February, 1989 until October, 1990, he also served as President of Enron
                         Corp. Mr. Lay is also a director of Eli Lilly and Company, Compaq Computer Corporation,
                         Trust Company of the West, EOTT Energy Corp. (the general partner of EOTT Energy Partners,
                         L.P.), and Enron Corp.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

[PHOTO]                  EDWARD RANDALL, III, 68
                         Director since 1990

                         Mr. Randall's principal occupation is investments. Mr. Randall is also a director of KN
                         Energy, Inc. and Paine Webber Group Inc.
------------------------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ON JANUARY 31, 1995

     The Company knows of no one who beneficially owns in excess of five percent of the Common Stock of the Company except as set forth in the table below:

                                                                                          PERCENT
                     NAME AND ADDRESS       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP       OF
TITLE OF CLASS      OF BENEFICIAL OWNER         SOLE VOTING AND INVESTMENT POWER           CLASS
--------------     ---------------------    -----------------------------------------     -------
Common             Enron Corp.                             128,000,000                    80.005
                   1400 Smith Street
                   Houston, Texas 77002

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS AND MANAGEMENT ON JANUARY 31, 1995

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                   -----------------------------------------------
                                                                                       SOLE VOTING
                                                   SOLE VOTING     SHARED VOTING       AND LIMITED
                                                       AND              AND               OR NO
                                                   INVESTMENT       INVESTMENT         INVESTMENT     PERCENT
TITLE OF CLASS                  NAME               POWER(1)(2)         POWER            POWER(3)      OF CLASS
---------------   -------------------------------- -----------     -------------       -----------    --------
Enron Oil &       Fred C. Ackman..................      5,000          --                 --                *
  Gas Company     Forrest E. Hoglund..............  1,385,127          320,000            --            1.065
  Common Stock    Richard D. Kinder...............     13,738(4)        22,500(9)         --                *
                  Kenneth L. Lay..................         --(4)        31,600(5)         --                *
                  Edward Randall, III.............      7,000          --                 --                *
                  Joe Mike McKinney...............     54,839          --                 --                *
                  Mark G. Papa....................    202,449          --                 --                *
                  George E. Uthlaut...............    130,360          --                 --                *
                  Walter C. Wilson................    139,240          --                 --                *
                  All directors and executive
                    officers as a group (11 in
                    number).......................  2,033,522(4)       374,100            --            1.501

Enron Corp.       Forrest E. Hoglund..............    114,038          152,664           397,884(6)         *
  Common Stock    Richard D. Kinder...............  1,832,841          --                 57,410            *
                  Kenneth L. Lay..................  1,861,920          738,951(5)(10)     84,632        1.062
                  Edward Randall, III.............     49,091(7)        32,969(8)         --                *
                  Joe Mike McKinney...............     16,743          --                  9,247            *
                  Mark G. Papa....................     31,943          --                 31,572            *
                  George E. Uthlaut...............         63          --                 16,250            *
                  Walter C. Wilson................     --              --                 11,833            *
                  All directors and executive
                    officers as a group (11 in
                    number).......................  3,906,639          924,584           623,588        2.144

                                                   (See notes on following page)

---------------

 * Less than 1 percent.

 (1) The number of shares of Common Stock of the Company subject to stock options exercisable within 60 days after January 31, 1995, is as follows:
     Mr. Ackman 3,000 shares; Mr. Hoglund 50,000 shares; Mr. Randall 3,000 shares; Mr. McKinney 53,230 shares; Mr. Papa 184,640 shares; Mr. Uthlaut 124,360 shares; Mr. Wilson 137,040 shares; and all directors and executive officers as a group, 638,350 shares.

 (2) The number of shares of Enron Corp. Common Stock subject to stock options exercisable within 60 days after January 31, 1995, is as follows: Mr. Hoglund 65,590 shares; Mr. Kinder 1,614,939 shares; Mr. Lay 1,732,985 shares; Mr. McKinney 16,660 shares; Mr. Papa 24,990 shares; and all directors and executive officers as a group, 3,455,164 shares.

 (3) Includes shares held under the Enron Corp. Savings Plan and/or Employee Stock Ownership Plan ("ESOP"). Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Savings Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the ESOP. Also includes restricted shares of Common Stock of Enron Corp. held under Enron Corp.'s 1991 Stock Plan for which participants have sole voting power and no investment power until such shares vest in accordance with Plan provisions. After vesting, the participant has sole investment and voting powers.

 (4) Does not include 128,000,000 shares owned by Enron Corp. in which each of Messrs. Lay and Kinder, in their capacities as Chairman of the Board and President, respectively, of Enron Corp., has sole voting and investment power pursuant to the provisions of Enron Corp.'s bylaws.

 (5) Includes 1,600 shares with respect to Company Common Stock and 7,530 shares with respect to Enron Corp. Common Stock held by Mr. Lay's children and step-children.

 (6) Includes 370,656 restricted shares of Enron Corp. Common Stock issued to Mr. Hoglund pursuant to the 1992 amendment to his employment agreement, in which shares Mr. Hoglund has sole voting power and limited investment power. See "Compensation of Directors and Executive Officers -- Employment Contracts."

 (7) Includes 42,291 shares of Enron Corp. Common Stock held by trusts of which Mr. Randall is trustee and in which Mr. Randall disclaims beneficial ownership.

 (8) Shares of Enron Corp. Common Stock held by trusts of which Mr. Randall is trustee and in which Mr. Randall disclaims beneficial ownership.

 (9) Shares held in a charitable foundation in which Mr. Kinder has no pecuniary interest.

(10) Includes 100,000 shares held in a charitable foundation in which Mr. Lay has no pecuniary interest.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four regularly scheduled meetings and two special meetings during the year ended December 31, 1994.

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit Committee was created in October 1989, after the initial public offering and sale of Common Stock, and is the communication link between the Board and independent auditors of the Company. During the year ended December 31, 1994, the Audit Committee met three times. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants as auditors for the Company and reviews as deemed appropriate the scope of the audit, the accounting policies and reporting practices, the system of internal controls, compliance with policies regarding business conduct and other matters. The Audit Committee is currently composed of Messrs. Ackman (Chairman) and Randall.

     In January, 1990, the Board of Directors created the Compensation Committee, which is responsible for administration of the Company stock plans and approval of compensation arrangements of senior management. The Compensation Committee, which met four times during the year, is composed of Messrs. Randall (Chairman) and Ackman.

     The Company does not have a standing nominating committee.

     During the year ended December 31, 1994, each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     During 1994, each director who was not an employee of the Company, Enron Corp. or its affiliates, received an annual fee of $29,000 for serving as a director and $5,000 annually for each committee of which such director is Chairman. Total directors fees earned in 1994 were $68,000.

     The Company directors fees can be deferred to a later specified date under the Enron Corp. 1985 Deferral Plan and 1994 Deferral Plan. Under the 1985 Deferral Plan, interest is credited on amounts deferred based on 150% of Moody's seasoned corporate bond yield index, which for 1994 was 12%. Interest was credited at 9% under the 1994 Deferral Plan. Payments are made exclusively from the general assets of Enron Corp., and Enron Corp. has elected to purchase life insurance on the lives of some covered participants with Enron Corp. as the owner and beneficiary. Currently, one director participates in the 1994 Deferral Plan.

     Nonemployee directors also participate in the 1993 Nonemployee Director Stock Option Plan, which was approved by Company shareholders at the 1993 annual meeting. Under the terms of the Plan, each nonemployee director receives on the date of each annual meeting during the term of the Plan an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each nonemployee director who is elected or appointed to the Board of Directors for the first time after an annual meeting is granted on the date of such election or appointment an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Plan vest 50% after one year and 100% after two full years of service as a director following the date of grant. All options expire ten years from the date of grant. During 1994, each nonemployee director was granted a total of 6,000 options at an exercise price of $23.50.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     Compensation for Company executives is administered by the Compensation Committee of the Board of Directors, (the "Committee") which is composed exclusively of outside directors. It is the responsibility of the Committee to develop compensation philosophy and authorize salary increases for officers, incentive programs and awards consistent with this philosophy.

     The Committee believes that appropriately balanced compensation elements contribute to the success of the Company. Hay Management Consultants provides an annual analysis of executive base salaries, annual bonuses and long-term incentives paid by the Company as compared to those paid by a number of industry peer companies included in the "Comparative Stock Performance" section. The Committee believes that the best compensation philosophy is to put a substantial portion of the total compensation package at risk and tied to both the financial results achieved and the performance of the Common Stock of the Company, which means that the Company does not intend to lead the competition in base salary levels. Further, the Committee believes that total compensation for the executives should exceed average compensation levels of a peer group of companies only if the Company performs at a level such that financial results achieved by the Company and shareholder return on investments in the Company exceed the average achieved by that peer group of companies over a reasonable period of time. To achieve this goal, the Committee has authorized the following incentive plans, which provide for incentive compensation in the form of cash and stock options, to link executive compensation with the performance and financial results of the Company.

     Key Contributor Incentive Plan. All Company employees are eligible for cash bonuses of up to 100% of base salary under this plan. The plan authorizes the funding of a bonus pool to be approved by the Committee. The bonus pool is not generally anticipated to exceed the lesser of (i) 5% of net income or (ii) 5% of the net present value, discounted at 10%, of the net cash flows anticipated to result from the investment program of the Company. Each year the Committee approves performance goals for the Company against which actual results are measured to determine the level of funding for this plan. The goals established for the Company cover factors such as net income, production and reserve volume growth, finding costs per equivalent unit of reserves added and developed and rate of return on exploration and development expenditures. These goals are designed to address both current financial performance and the long-term development of the Company. The Committee does not use a specific formula for weighting these individual performance factors.

     Enron Oil & Gas Company 1992 Stock Plan. This plan is the long-term incentive plan of the Company for executive officers and other selected employees. The purposes of this plan are to encourage employees who receive grants to develop a proprietary interest in the performance of the Company, to generate an increased incentive to contribute to the future success of the Company, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its subsidiaries to attract and retain individuals with qualifications essential to the progress, growth and profitability of the Company.

     This plan authorizes the Committee to award stock options to employees. Stock options are normally granted on an annual basis at an option price equal to the fair market value of Company Common Stock on the date of grant, have ten-year terms and vest over four years except in cases where they are issued in lieu of a portion of a cash bonus. In such cases, option grants may have a shorter term and typically vest in a shorter time period, which for grants during 1994 included a term of five years with 100% vesting upon grant, except for those optionees who are subject to the short-swing profit provisions of
Section 16(b) of the Securities Exchange Act of 1934 ("the Exchange Act"), in which case, the options vest 100% six months after the date of grant. Committee approval is obtained for the number of options to be granted. The awards are made at a level that is not anticipated to generate significant benefits relative to the industry peer group unless the Company Common Stock performs correspondingly well during the life of the grant. With the success of the Company (and the resulting benefits to its shareholders), this feature becomes a larger part of the total compensation package.

     Based upon a thorough review and discussion of the 1994 results of the Company, several of which are highlighted in the following paragraph, the Committee approved funding the bonus pool at 5% of 1994 net income. The Committee also reviewed and approved individual officer bonuses, salary increases, and stock option grants recommended by the Chief Executive Officer of the Company based upon his evaluation of each individual officer's performance and contribution to the overall success of the Company during 1994. Bonuses for executive officers of the Company ranged from 45% to 85% of base salary and option grants were awarded at levels expected to bring total compensation opportunities in line with similar positions at peer companies.

     During 1994, the Company realized its best year ever in terms of operational performance, financial results and enhancement of the base upon which to build in future years in spite of a dramatic downturn in the wellhead commodity price environment. When these price changes began during the ending months of 1993, Company management substantially restructured plans for the year 1994. Otherwise the impacts of lower prices could have reduced estimated net income to less than $100 million. These early aggressive planning changes and subsequent actions resulted in net income of $148 million, up 7% or $10 million versus $138 million in 1993. This earnings growth is even more significant when considering that before tax earnings were up by 37% to $153 million despite average wellhead prices realized by the Company being down for natural gas by $.30/Mcf and crude oil and condensate by $.75/Bbl. versus 1993. This achievement more than offset reduced U.S. federal income tax credit benefits available to the Company which were down almost $29 million associated with the normal decline being experienced in tight gas sand credit qualified volumes owned by the Company. Operationally, the Company realized its best ever replacement of production with new reserves ratio at 177% from all sources including revisions and acquisitions net of dispositions, and 151% from drilling results alone, the seventh straight year during which drilling results alone replaced more than 100% of production. In setting up future operations the Company signed agreements covering and became operator of three oil and gas exploitation field areas offshore the Western coast of India, acquired fee mineral interests under approximately 640,000 acres in the San Joaquin and Sacramento Basins in California, added significant acreage in the Gulf of Mexico offshore Texas and Louisiana and in multiple onshore areas within North America, and acquired significant new volumes of both 2-D and 3-D seismic information both onshore and offshore North America. These achievements were all realized while keeping the debt to total capital ratio for the Company at 15.4%, resulting in its retaining the strongest financial structure of any member of its peer group of companies.

     Chief Executive Officer Compensation. Mr. Hoglund entered into an employment agreement with the Company as Chairman of the Board and Chief Executive Officer of the Company for an initial term of five years effective September 1, 1987. In 1992, the Committee approved an extension to September 1, 1995, of the employment agreement with Mr. Hoglund based upon the significant achievements realized by the Company since Mr. Hoglund assumed his position in September, 1987. Under the terms of this employment agreement, as extended, Mr. Hoglund received grants of non-qualified Company stock options, restricted and unrestricted shares of Enron Corp. Common Stock, split dollar life insurance and a $20,000 annual salary increase. Under the terms of the extension, Mr. Hoglund waived all rights to 2,000,000 remaining phantom SARs and agreed not to receive any further annual bonus payments. As a result, Mr. Hoglund's annual salary is $570,000, and he receives no bonus.

     On December 14, 1994, the employment agreement with Mr. Hoglund was extended to September 1, 1998, and he received a grant of 1,820,000 stock options at market value on that date, subject to approval of the Amended and Restated 1992 Stock Plan by the shareholders at the Annual Meeting. See "Item 3. Approval of the Amended and Restated 1992 Stock Plan." These options have a five year term.

     Substantially all of Mr. Hoglund's future compensation in excess of his base salary is at risk and tied to the performance of Company Common Stock. The Committee believes this is the most effective way to link executive rewards to shareholder value.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers of a company, as reported in that company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company has structured its long-term incentives in the form of stock option grants and certain restricted stock grants in a manner that complies with the statute. Accordingly, an amended and restated 1992 Stock Plan is being submitted to the shareholders for approval at the Annual Meeting. See "Item 3. Approval of the Amended and Restated 1992 Stock Plan."

Compensation Committee

Edward Randall, III -- Chairman
Fred C. Ackman

COMPARATIVE STOCK PERFORMANCE

     The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the "SEC"), the graph was prepared based upon the following assumptions:

     1. $100 was invested in Common Stock of EOG, the S&P 500 and a peer group of independent exploration and production companies (the "Peers") on December 31, 1989.

     2. The investment in the Peers is weighted based on the market capitalization of each individual company within the Peers at the beginning of each year.

     3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Peers are as follows: Anadarko Petroleum Corp., Apache Corp., Burlington Resources Inc., Louisiana Land and Exploration Company, Maxus Energy, Mesa Inc., Noble Affiliates, Inc., Oryx Energy Company and Union Texas Petroleum Holdings, Inc.

                           COMPARATIVE TOTAL RETURNS

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             EOG, S&P 500 AND PEERS
                (Performance Results Through December 31, 1994)

                              [PERFORMANCE GRAPH]

       Measurement Period
      (Fiscal Year Covered)               EOG             S&P 500            Peers
1989                                            100               100               100
1990                                          84.87             96.83             82.57
1991                                          78.68            126.41             75.28
1992                                         119.56            136.25             84.70
1993                                         159.72            150.00             96.47
1994                                         154.42            151.73             84.16

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                  ---------------------------------  ---------------------------------------------
                                                          OTHER       RESTRICTED      SECURITIES                         ALL OTHER
                                                          ANNUAL         STOCK        UNDERLYING           LTIP         COMPENSATION
   NAME & PRINCIPAL                SALARY     BONUS    COMPENSATION     AWARDS         OPTIONS/          PAYOUTS        ------------
       POSITION            YEAR     ($)        ($)        ($)(2)        ($)(3)         SARS (#)            ($)             ($)(4)
-----------------------    ----   --------   --------  ------------  -------------    ----------        ----------      ------------
Forrest E. Hoglund........ 1994   $570,000               $140,004     $    23,450     1,846,310                           $ 31,130
 Chairman of the Board,    1993   $570,000               $154,925     $   212,063        66,650(5)                        $ 41,907
 President and Chief       1992   $565,002               $160,468     $ 6,018,649(7)  2,260,000(5)(6)   $1,500,000(7)     $ 35,624
 Executive Officer

Mark G. Papa.............. 1994   $247,850   $123,500    $ 15,648     $     5,695        74,380                           $ 31,130
 President North           1993   $235,000   $106,400    $ 12,132     $   133,219       105,650(5)                        $ 38,559
 American Operations       1992   $209,820   $100,000    $ 10,248                       165,000(6)      $  323,066(8)(9)  $ 29,858

Joe Mike McKinney(1)...... 1994   $225,000   $117,000    $  9,096     $     5,360        59,615                           $ 31,130
 President -- International
 Operations

George E. Uthlaut......... 1994   $200,040   $ 65,000    $ 12,282     $     4,188        44,345                           $ 31,130
 Senior Vice President --  1993   $198,700   $ 69,600    $ 10,918                        37,000                           $ 35,307
 Operations                1992   $189,000   $ 70,000    $  8,820                       131,000(6)      $  323,066(8)(9)  $ 29,419

Walter C. Wilson.......... 1994   $176,040   $ 97,500    $ 10,572                        51,165                           $ 31,130
 Sr. Vice President and    1993   $174,040   $ 84,000    $ 17,475                        42,000                           $ 29,859
 Chief Financial Officer   1992   $159,540   $ 90,000    $  5,100                       108,750(6)      $  156,563(8)     $ 15,354

---------------

(1) Mr. McKinney became an executive officer during 1994.

(2) No Named Officer had "perquisites and other personal benefits" with a value greater than the lesser of $50,000 or 10% of reported salary and bonus. Enron Corp. maintains three deferral plans for key employees of Enron Corp. and its subsidiaries, including the Company, under which payment of base salary, annual bonus and long term incentive awards may be deferred to a later specified date. Under the 1985 Deferral Plan, interest is credited on amounts deferred based on 150% of Moody's seasoned corporate bond yield index with a minimum rate of 12%, which for 1992 was 13.845%, for 1993 was 12.825%, and for 1994 was the minimum of 12%. Interest in excess of 120% of the December, 1993 long-term Applicable Federal Rate ("AFR") (7.29%) has been reported as Other Annual Compensation for 1994, interest in excess of 120% of the December 1992 long-term AFR (8.5%) has been reported as Other Annual Compensation for 1993, and interest in excess of 120% of the December, 1991 long-term AFR (9.5%) has been reported as Other Annual Compensation for 1992. No interest has been reported as Other Annual Compensation under the 1992 Deferral Plan, which credits interest at the Enron Corp. mid-term borrowing rate, since crediting rates for 1992, 1993 and 1994 for 7.5%, 7.06% and 6.0%, respectively, did not exceed 120% of the AFR. No interest has been reported as Other Annual Compensation under the 1994 Deferral Plan, because none of the Named Officers participates in this plan. Other Annual Compensation also includes miscellaneous cash payments for items such as cash perquisite allowances and lost benefits due to statutory earnings limits.
                                             (Notes continued on following page)

(3) The Enron Corp. restricted stock granted to Mr. Hoglund in January 1992 vested 100% on December 14, 1992. Vesting of all unvested restricted stock granted before December, 1992 was accelerated to December, 1992. Restricted stock awards to the Named Officers on February 7, 1994, were provided to compensate for lost benefits due to statutory earnings limits and became 50% vested on August 7, 1994, and 100% vested on February 7, 1995. The following is the aggregate number of shares in unreleased restricted stock holdings of Enron Corp. Common Stock and their value as of December 31, 1994, for each of the Named Officers: Mr. Hoglund, 377,246 shares valued at $11,506,003; Mr. Papa, 4,005 shares valued at $122,153; Mr. McKinney, 4,000 shares valued at $122,000; Mr. Uthlaut, 62 shares valued at $1,891. Dividend equivalents accrue from the date of grant and are payable on the vesting date of the shares, with the exception of 370,656 shares included for Mr. Hoglund. (See footnote 7 below for additional information with respect to such shares).

(4) Includes the value as of December 31, 1992, 1993 and 1994 of Enron Corp. Common Stock allocated during 1992, 1993 and 1994 to employees' savings subaccounts under the Enron Corp. Employee Stock Ownership Plan ("ESOP"). Included in 1994 is a special allocation made in February, 1994 to employees' savings subaccounts under the ESOP and a special allocation made in December, 1994 to a special allocation subaccount.

(5) Includes options for Mr. Hoglund to purchase 66,650 shares of Enron Corp. Common Stock with respect to 1993, and 40,000 shares of Enron Corp. Common Stock with respect to 1992. Includes options for Mr. Papa to purchase 41,650 shares of Enron Corp. Common Stock with respect to 1993.

(6) Includes stock options granted following cancellation of phantom SAR units originally granted in 1989, 1990 and 1991 that were waived and canceled during 1992.

(7) Includes compensation for imbedded gain in phantom SAR units canceled for which Mr. Hoglund was issued a total of 463,320 shares of Enron Corp. Common Stock (including dividends) as discussed below under "Employment Contracts." In conjunction therewith, he made a Section 83(b) election under the Internal Revenue Code of 1986, as amended, which required him to report as income the total value of the stock even though only 92,664 shares were unrestricted in 1992. The remaining 370,656 shares of Enron Corp. Common Stock carry a vesting schedule as discussed below under "Employment Contracts".

(8) Includes compensation for imbedded gain in phantom SAR units canceled during 1992 in the following amounts: Mr. Papa -- $225,000; Mr.
    Uthlaut -- $225,000; and Mr. Wilson -- $156,563.

(9) Includes payouts of performance units under Enron Corp.'s Performance Unit Plan in the following amounts: Mr. Papa -- $98,066; and Mr.
    Uthlaut -- $98,066. No performance units have been granted to officers of the Company since 1988, and no future grants are expected. The Company reimbursed Enron Corp. for Performance Unit Plan costs attributable to executives of the Company.

STOCK OPTION GRANTS DURING 1994

     The following table sets forth information with respect to grants, pursuant to Company and Enron Corp. stock option plans, of stock options to the Named Officers reflected in the Summary Compensation Table on page 10 and all employee optionees as a group. No SAR units were granted during 1994, and none are outstanding.

                         NUMBER OF
                        SECURITIES                                                       POTENTIAL REALIZABLE VALUE AT
                        UNDERLYING      % OF TOTAL                                          ASSUMED ANNUAL RATES OF
                         OPTIONS/      OPTIONS/SARS    EXERCISE                            STOCK PRICE APPRECIATION
                           SARS         GRANTED TO     OR BASE                                FOR OPTION TERM(1)
                          GRANTED      EMPLOYEES IN     PRICE       EXPIRATION    -------------------------------------------
      NAME/GROUP          (#)(2)       FISCAL YEAR      ($/SH)         DATE       0%(3)           5%                10%
----------------------  -----------    ------------    --------     ----------    ------    --------------     --------------
NAMED OFFICERS
Mr. Hoglund...........   1,820,000(4)       35.6%      $19.7500      12/14/99      $  0     $    9,930,941     $   21,944,782
                            26,310(7)        0.5%      $18.7500      12/30/04      $  0     $      310,242     $      786,213
-----------------------------------------------------------------------------------------------------------------------------
Mr. Papa..............      22,840(5)        0.4%      $22.9375      02/08/99      $  0     $      144,742     $      319,842
                            40,000(6)        0.8%      $22.9375      02/08/04      $  0     $      577,011     $    1,462,259
                            11,540(7)        0.2%      $18.7500      12/30/04      $  0     $      136,077     $      344,846
-----------------------------------------------------------------------------------------------------------------------------
Mr. McKinney..........      19,230(5)        0.4%      $22.9375      02/08/99      $  0     $      121,865     $      269,289
                            30,000(6)        0.6%      $22.9375      02/08/04      $  0     $      432,758     $    1,096,694
                            10,385(7)        0.2%      $18.7500      12/30/04      $  0     $      122,458     $      310,332
-----------------------------------------------------------------------------------------------------------------------------
Mr. Uthlaut...........      15,110(5)        0.3%      $22.9375      02/08/99      $  0     $       95,755     $      211,594
                            20,000(6)        0.4%      $22.9375      02/08/04      $  0     $      288,505     $      731,129
                             9,235(7)        0.2%      $18.7500      12/30/04      $  0     $      108,897     $      275,966
-----------------------------------------------------------------------------------------------------------------------------
Mr. Wilson............      18,040(5)        0.4%      $22.9375      02/08/99      $  0     $      114,323     $      252,624
                            25,000(6)        0.5%      $22.9375      02/08/04      $  0     $      360,632     $      913,912
                             8,125(7)        0.2%      $18.7500      12/30/04      $  0     $       95,808     $      242,797
-----------------------------------------------------------------------------------------------------------------------------
All Shareholders......         N/A           N/A            N/A           N/A      $  0     $2,035,509,548(9)  $5,158,380,841(9)
-----------------------------------------------------------------------------------------------------------------------------
All Optionees.........   5,116,095(10)     100.0%      $20.2302(8)  1999-2004      $  0     $   65,090,358(9)  $  164,951,747(9)
-----------------------------------------------------------------------------------------------------------------------------
Optionees' Gain As %
  Of All Shareholders'
  Gain................         N/A           N/A            N/A           N/A       N/A               3.20%              3.20%

---------------

 (1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of Company Common Stock.

 (2) If a "change of control" (as defined in the Company 1992 Stock Plan) were to occur before the options become exercisable and are exercised, the vesting described below will be accelerated and all such outstanding options will be surrendered and the optionee will receive a cash payment from the company that issued the option in an amount equal to the value of the surrendered options (as defined in the Company 1992 Stock Plan).

 (3) An appreciation in stock price, which will benefit all shareholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.

 (4) In connection with the extension of Mr. Hoglund's employment agreement to September 1, 1998, Mr. Hoglund received a grant of 1,820,000 stock options at market value, subject to approval of the
                                             (Notes continued on following page)
     amendment and restatement of the 1992 Stock Plan at the Annual Meeting. See "Item 3. Approval of the Amended and Restated 1992 Stock Plan." These options vest 100% six months after the date of grant.

 (5) Represents stock options granted in lieu of cash bonus with 100% vesting upon grant except for those optionees who are subject to the short-swing profit provisions of Section 16(b) of the Exchange Act, in which case, the options vest 100% six months after the date of grant.

 (6) Represents stock options that vest at the cumulative rate of 25% per year, commencing on the first anniversary of the date of grant.

 (7) Represents stock options granted pursuant to the Enron Oil & Gas Company All Employee Stock Option Program.

 (8) Weighted average grant price for all stock options for the purchase of Company Common Stock granted to employees in 1994.

 (9) Appreciation for All Optionees is calculated using the maximum allowable option term of 10 years, even though in some cases the actual option term is less than 10 years. Appreciation for All Shareholders is calculated using an assumed ten-year option term, the weighted average exercise price for All Optionees ($20.2302) and the number of shares of Company Common Stock issued and outstanding on December 31, 1994 (159,990,827).

(10) Includes options issued on December 30, 1994 under the All Employee Stock Option Program of the Company, which replaced allocations to the Enron Corp. Employee Stock Ownership Plan savings subaccount for eligible employees for years 1995 through 2000. Eligible employees are defined as regular full-time employees and regular part-time employees who have worked 1,000 hours who are on the U.S. or Canadian payroll.

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1994 AND STOCK OPTION/SAR VALUES AS OF DECEMBER 31, 1994

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options and SAR units held as of the end of the fiscal year:

                                                                                                 NUMBER OF
                                                                                           SECURITIES UNDERLYING
                                                                                          UNEXERCISED OPTIONS/SARS
                                            SHARES                                        AT DECEMBER 31, 1994(1)
                                         ACQUIRED ON               VALUE              -------------------------------
        NAME                            EXERCISE (#)            REALIZED ($)          EXERCISABLE       UNEXERCISABLE
--------------------                    ------------            ------------          -----------       -------------
Mr. Hoglund.........  EOG               1,820,000               $19,110,000                   0            1,946,310
                      Enron Corp.               0               $         0              44,260               65,590
                                                                -----------
                      Subtotal                                  $19,110,000
Mr. Papa............  EOG                   7,200               $    84,600             148,390              107,790
                      Enron Corp.               0               $         0              16,660               24,990
                                                                -----------
                      Subtotal                                  $    84,600
Mr. McKinney........  EOG                       0               $         0              38,230               65,385
                      Enron Corp.               0               $         0              16,660               24,990
                                                                -----------
                      Subtotal                                  $         0
Mr. Uthlaut.........  EOG                       0               $         0             102,360               64,985
Mr. Wilson..........  EOG                       0               $         0             113,290               71,875


                                VALUE OF UNEXERCISED
                               IN-THE-MONEY OPTIONS/
                             SARS AT DECEMBER 31, 1994
                          --------------------------------
        NAME              EXERCISABLE        UNEXERCISABLE
--------------------      -----------        -------------
Mr. Hoglund.........       $      0            $  950,000
                           $368,211            $  532,367
                           --------            ----------
                           $368,211            $1,482,367
Mr. Papa............       $810,428            $  239,609
                           $ 55,186            $   82,779
                           --------            ----------
                           $865,614            $  322,388
Mr. McKinney........       $ 70,625            $   21,875
                           $ 33,320            $   49,980
                           --------            ----------
                           $103,945            $   71,855
Mr. Uthlaut.........       $610,406            $  154,469
Mr. Wilson..........       $679,547            $  148,516

---------------

(1) There are no SAR units applicable to the Named Officers.

RETIREMENT AND SEVERANCE PLANS

     For many years, Enron Corp. has maintained a Retirement Plan to provide retirement income for employees of Enron Corp. and its subsidiaries, including the Company. Accrual of benefits under the Retirement Plan was temporarily suspended effective December 31, 1994 in connection with Enron Corp.'s intent to convert the plan benefit formula from a final average pay formula (the "Pre-1995 Formula") to a career average pay, cash balance formula (the "Post-1994 Formula").

     The Pre-1995 Formula is designed to provide monthly retirement income for each covered employee in an amount equal to 1.45% of an employee's final average pay multiplied by such employee's years of accrual service not in excess of 25 years, plus .45% of final average pay multiplied by accrual service in excess of 25 years up to a maximum of 10 years, plus .45% of final average pay in excess of the integration level multiplied by accrual service not in excess of 35 years, plus 1% of final average pay multiplied by accrual service in excess of 35 years. Final average pay is the average of an employee's monthly compensation either for any period of sixty consecutive months that occurs during the last 120 months of vesting service and for which such employee's average monthly compensation is the highest, or for the period of such employee's vesting service if less than 60 months. The integration level is the lesser of 125% of compensation covered by Social Security for an employee attaining the Social Security retirement age, or the FICA taxable wage base in effect, in the Plan year in which the employee terminates employment.

     Subject to adoption of an amendment to the Retirement Plan by the Enron Corp. Board of Directors, Enron Corp. intends to change the Plan benefit accrual formula to the Post-1994 Formula, under which covered employees will accrue an annual benefit equal to an account balance of 5% of base pay. Each employee's accrued benefit will be credited with interest based on 10-year Treasury Bond yields. Benefit accrual under the Post-1994 Formula will commence in Plan year 1996.

     Directors who are not employees of the Company or Enron Corp. are not eligible to participate in the Retirement Plan.

     Benefits accrued under the Retirement Plan after 1986 and before 1995 are offset by the value of Common Stock allocated to employee retirement subaccounts in the Enron Corp. Employee Stock Ownership Plan. In addition, Enron Corp. has a Supplemental Retirement Plan that is designed to assure payments to certain employees of that retirement income that would be provided under the Retirement Plan except for the dollar limitation on accrued benefits imposed by the Internal Revenue Code of 1986, as amended, and a Pension Program for Deferral Plan Participants that provides supplemental retirement benefits equal to any reduction in benefits due to deferral of salary into the Enron Corp. Deferral Plans.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels without any projected salary increase and participation until normal retirement at age 65, with respect to the Named Officers under the provisions of the foregoing retirement plan:

                                                         ESTIMATED
                                            CURRENT      CREDITED        CURRENT         ESTIMATED
                                            CREDITED     YEARS OF      COMPENSATION    ANNUAL BENEFIT
                                            YEARS OF      SERVICE        COVERED        PAYABLE UPON
                                            SERVICE      AT AGE 65      BY PLANS         RETIREMENT
                                            --------     ---------     -----------     --------------
    Mr. Hoglund...........................     7.3          10.8        $ 570,000         $115,095
    Mr. Papa..............................    13.6          30.3        $ 259,020         $108,062
    Mr. McKinney..........................     3.1          13.0        $ 237,000         $ 30,843
    Mr. Uthlaut...........................     7.1          10.4        $ 200,040         $ 37,729
    Mr. Wilson............................     7.1          19.8        $ 185,040         $ 43,821

     NOTE: The estimated annual benefits payable are based on the straight life annuity form without adjustment for any offset applicable to a participant's retirement subaccount in the Enron Corp. Employee Stock Ownership Plan.

     The Enron Corp. Severance Pay Plan, as amended, provides for the payment of benefits to employees of Enron Corp. and its subsidiaries, including the Company, who are terminated for failing to meet performance objectives or standards, or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay, up to a maximum payment of 26 weeks of base pay. If the employee signs a Waiver and Release of Claims Agreement, the severance pay benefits are doubled. In the event of an unapproved change of control of Enron Corp., any employee who is involuntarily terminated within two years following the change of control will be eligible for severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee's annual base pay, plus one month of base pay for each five percent of annual incentive award opportunity under any approved plan. The maximum an employee can receive is 2.99 times the employee's average annual base pay over the past five years. The Company reimburses Enron Corp. for severance plan costs attributable to Company employees.

     Messrs. Hoglund, Papa, Uthlaut and Wilson participate in the Enron Corp. Executive Supplemental Survivor Benefits Plan. In the event of death after retirement, the Plan provides an annual benefit to the participant's beneficiary equal to 50% of the participant's annual base salary at retirement, paid for 10 years. The Plan also provides that in the event of death before retirement, the participant's beneficiary receives an annual benefit equal to 30% of the participant's annual base salary at death, paid for the life of the participant's spouse (but for no more than 20 years in some cases).

EMPLOYMENT CONTRACTS

     Effective September 1, 1987, Mr. Hoglund entered into an employment agreement with the Company under which he serves as Chairman of the Board, President and Chief Executive Officer of the Company. On December 14, 1994, the employment agreement was amended to extend the term to September 1, 1998. Thereafter, the term may be extended as may be agreed by Mr. Hoglund and the Company. Pursuant to the terms of the employment agreement, as amended, Mr. Hoglund's annual base salary during the remaining term shall be not less than $570,000.

     In 1989, Mr. Hoglund was granted, pursuant to the terms of his employment agreement, 800,000 shares of Common Stock, which were subject to a Stock Transfer Rights Agreement, which was terminated in 1994.

     Under the terms of his employment agreement, Mr. Hoglund also received in 1989 a grant of 2,200,000 phantom SAR units under the Enron Oil & Gas Company Executive Compensation Plan which entitled Mr. Hoglund to receive the appreciation in the value of Common Stock relative to and in excess of $5.50 per unit for each SAR unit. The phantom SAR units vested or were scheduled to vest at the cumulative rate of 20% on each September 1, 1989, 1990 and 1991, with the remaining 40% vesting on September 1, 1992. Prior to December 31, 1991, Mr. Hoglund exercised 200,000 of his phantom SAR units.

     During 1992, Mr. Hoglund's agreement was extended to September 1, 1995. Under the terms of the extension, Mr. Hoglund waived all rights to his remaining 2,000,000 phantom SAR units and agreed that he would not be entitled to receive any annual bonus payments. Mr. Hoglund also received (i) a grant of 2,200,000 non-qualified stock options pursuant to the Enron Oil & Gas Company 1992 Stock Plan; (ii) 370,656 restricted shares of Enron Corp. Common Stock (including dividends); (iii) 92,664 unrestricted shares of Enron Corp. Common Stock; (iv) a split dollar life insurance policy in the amount of $5 million; and (v) a salary increase of $20,000 per year. The restricted shares are scheduled to vest five years from the date of issuance subject to the earlier occurrence of death, disability or retirement in which case complete vesting would occur. The split dollar life insurance policy is assigned to the Company through a collateral assignment so that upon payment of the insurance proceeds, the Company will recover all but a small portion of its share of the premium payments.

     In connection with the extension of Mr. Hoglund's employment agreement to September 1, 1998 described above, Mr. Hoglund received a grant of 1,820,000 stock options at market value, subject to approval of the amendment and restatement of the 1992 Stock Plan at the Annual Meeting. See "Item 3. Approval of the Amended and Restated 1992 Stock Plan."

     Mr. Hoglund's employment agreement also provides that if any corporation or other entity acquires or succeeds to all or substantially all of the business or assets of the Company, by purchase, consolidation or otherwise, Mr. Hoglund's stock options and restricted shares of Enron Corp. Common Stock shall vest and shall automatically be advanced to maturity as if the initial term under his employment agreement had expired.

CERTAIN TRANSACTIONS

     Messrs. Lay and Kinder are executive officers of Enron Corp. The Company has significant business relationships with Enron Corp.

     Effective January 1, 1989, the Company entered into a Services Agreement with Enron Corp. pursuant to which Enron Corp. provided various services, such as maintenance of certain employee benefit plans, provision of telecommunications and computer services, lease of office space and other services. Effective January, 1994, the Company entered into a new agreement with Enron Corp., with an initial term of five years through December, 1998, providing for services substantially identical in nature and quality to those services previously provided and for allocated indirect costs incurred in rendering such services up to a maximum of $6.7 million for 1994, such cap to be increased in subsequent years for inflation and certain changes in the Company's allocation bases with any increase not to exceed 7.5% per year.

     The Company and its subsidiaries have also entered into a Tax Allocation Agreement with Enron Corp. relating to payment for federal income taxes and tax benefits. Under the terms of the agreement, either Enron Corp. will pay to the Company and each of its subsidiaries an amount equal to the tax benefit realized in the Enron Corp. consolidated federal income tax return resulting from utilization of net operating losses and tax credits of the Company and each of its subsidiaries, or the Company and each of its subsidiaries will pay to Enron Corp. an amount equal to the federal income tax computed on its separate taxable income less any net operating losses or tax credits generated by the Company or each of its subsidiaries which are utilized in the Enron Corp. consolidated return. Enron Corp. will pay the Company and each of its subsidiaries for the tax benefits associated with their net operating losses and tax credits utilized in the Enron Corp. consolidated return, provided that a tax benefit was realized (except as discussed in the following summarization of two modifications to the Tax Allocation Agreement), even if such credits could not have been used by the Company or the subsidiary on a separately filed tax return. In 1991, the Company and Enron Corp. modified the Tax Allocation Agreement to provide that, through 1992, the Company will realize the benefit of certain tight gas sand federal income tax credits available to the Company on a stand alone basis. The Company has also entered into an agreement with Enron Corp. providing for the Company to be paid for all realizable benefits associated with tight gas sand federal income tax credits concurrent with tax reporting and settlement for the periods in which they are generated. The Tax Allocation Agreement applies to the Company and each of its subsidiaries for all years in which the Company and each of its subsidiaries are or were included in the Enron Corp. consolidated return.

     Pursuant to the terms of a Stock Restriction and Registration Agreement with Enron Corp., the Company has agreed that upon the request of Enron Corp., the Company will register under the Securities Act of 1933, as amended, and applicable state securities laws the sale of the Common Stock owned by Enron Corp. which Enron Corp. has requested to be registered. The obligation of the Company is subject to certain limitations relating to a minimum amount of Common Stock required for registration, the timing of registration and other similar matters. The Company is obligated to pay all expenses incident to such registration, excluding underwriters discounts and commissions and certain legal fees and expenses.

     In addition, the Company and Enron Corp. have in the past entered into significant intercompany transactions and agreements incidental to their respective businesses, and the Company and Enron Corp. may be expected to enter into material transactions and agreements from time to time in the future. Such transactions and agreements have related to, among other things, the purchase and sale of natural gas and crude oil, the financing of exploration and development efforts by the Company and the provision of certain corporate services. During 1994, Enron Corp. and its affiliates paid the Company approximately $297 million as a net result of the foregoing described transactions and agreements. The Company intends that the terms of any future transactions and agreements between the Company and Enron Corp. will be at least as favorable to the Company as could be obtained from third parties.

SECTION 16 MATTERS

     Section 16(a) of the Exchange Act requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the equity securities of the Company, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1994, its officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

                                    ITEM 2.

                            APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1995.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Restated Certificate of Incorporation and bylaws of the Company, abstentions would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION BY THE SHAREHOLDERS OF THIS APPOINTMENT.

                                    ITEM 3.

              APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK PLAN

GENERAL

     The shareholders approved the Enron Oil & Gas Company 1992 Stock Plan (the "1992 Stock Plan") at the 1992 Annual Meeting. The 1992 Stock Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in the Company and give them an additional incentive to use their best efforts for the Company's long-term success. The 1992 Stock Plan permits the granting of (i) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and stock options with a grant price that is discounted from the fair market value to be used only in lieu of cash bonus payments, (ii) stock appreciation rights ("SAR's") and (iii) restricted stock, any of which may be granted separately or together. Grants may be made to any employee, officer or employee-director of the Company or its affiliates as well as to individuals who are non-employee directors of the Company or an affiliate. The 1992 Stock Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to establish administrative rules, to designate individuals to receive awards and the size of such awards, and to set the terms and conditions of awards.

     Stock options permit the recipient to purchase shares of Common Stock, commonly referred to as exercising their option, at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of an SAR is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the SAR. Restricted stock may provide the recipient all of the rights of a shareholder of the Company, including the right to vote the shares and receive any dividends, however the stock may not be transferred by the recipient until certain restrictions, such as time, lapse.

     The Board of Directors of the Company desires to amend and restate the 1992 Stock Plan to increase the number of shares authorized for granting awards under the plan, which requires shareholder approval. Amendment of several provisions is also required so that certain awards under the plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The following summary description of the proposed Amended and Restated 1992 Stock Plan (the "Amended and Restated Plan") is qualified in its entirety by reference to the full text of the plan which is attached to this Proxy Statement as Exhibit A.

CHANGES TO THE 1992 STOCK PLAN

     Among the changes effected by the Amended and Restated Plan is an increase in the number of shares of Common Stock available for granting awards. The number of shares authorized for granting awards when the 1992 Stock Plan was first approved in 1992 was 6,000,000 shares (3,000,000 shares adjusted for a stock split in June, 1994), with no more than 25% being granted as restricted stock. Less than 745,000 shares remain available for grant. The Amended and Restated Plan will increase the total shares available for grant to 9,000,000 shares of Common Stock, with no more than 25% being granted as restricted stock.

     The Amended and Restated Plan places a limit of 2,000,000 shares on the number of options and a limit of 100,000 shares on the number of stock appreciation rights that can be granted to any individual in a calendar year. The grant price of an option or SAR will not be less than the fair market value of a share on the date of grant. Discounted options in lieu of cash bonus payments will no longer be permitted, and provisions of the 1992 Stock Plan pertaining to discounted options or SARs are being deleted. The Amended and Restated Plan would also permit grants of performance-based restricted stock which is either issued or becomes vested based on the attainment of pre-established net income and/or cash flow criteria or is issued in lieu of cash payments under the Company's Key Contributor Incentive Plan, based on attainment of the performance criteria established under that plan. A maximum of 25,000 shares of performance-based restricted stock can be granted to any individual in a calendar year.

     The Amended and Restated Plan authorizes the Board of Directors of the Company to amend the Amended and Restated Plan, without shareholder approval, to authorize additional shares of Common Stock for granting awards in lieu of other compensation or benefits, such as cash bonus payments, to persons who are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. The Board of Directors cannot authorize additional shares for granting awards to persons who are subject to Section 16 of the Exchange Act, increase the maximum number of options, SARs or restricted stock that may be granted to any individual in any calendar year or modify the material terms of the Amended and Restated Plan, without obtaining shareholder approval. Approximately 800 employees are eligible to receive awards under the Amended and Restated Plan. The closing price of the Common Stock on the New York Stock Exchange Composite Tape on March 22, 1995 was $21 1/4 per share.

     Approval of the Amended and Restated Plan by the shareholders of the Company is required in order for the Amended and Restated Plan to continue to comply with Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act, with respect to acquisition of stock options, transactions relating to certain stock appreciation rights, restricted stock grants, and the use of already owned shares as payment for the exercise price of stock options. Shareholder approval of the Amended and Restated Plan is also required so that certain awards under the plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

AWARDS UNDER THE PROPOSED AMENDMENT

     Except as described below, benefits payable or amounts that will be granted after the effective date of the Amended and Restated Plan are not determinable at this time. As described above, on December 14, 1994,

Mr. Hoglund received a grant of 1,820,000 stock options at $19.75 per share, the market value on the date of grant, in connection with the extension of Mr. Hoglund's employment agreement from an expiration date of September 1, 1995 to September 1, 1998. Such grant is subject to the approval of the Amended and Restated Plan by the shareholders. These options expire on December 14, 1999.

REQUIRED VOTE AND RECOMMENDATION

     The approval of the Amended and Restated Plan shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the Amended and Restated Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholders may propose matters to be presented at shareholder meetings and may also nominate persons to be Directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 1996 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1996 must be received by the Company, addressed to Angus H. Davis, Vice President, Communications and Corporate Secretary, 1400 Smith Street, Houston, Texas 77002, no later than November 28, 1995, to be included in the Company proxy statement and form of proxy relating to that meeting.

     In addition to the SEC rules described in the preceding paragraph, the Company bylaws provide that for business to be properly brought before the Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Shareholders of the Company to the Secretary of the Company. To be timely, notice given by a shareholder must be delivered to or mailed and received at the principal executive offices of the Company, 1400 Smith Street, Houston, Texas 77002, no later than February 2, 1996. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder,
(iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in the Company bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

PROPOSALS FOR 1995 ANNUAL MEETING

     The date of delivery to, or receipt by, the Company of any notice from shareholders of the Company regarding business to be brought before the 1995 Annual Meeting of Shareholders of the Company was February 2, 1995. The Company has not received any notices from its shareholders regarding business to be brought before the 1995 Annual Meeting of Shareholders.

NOMINATIONS FOR 1996 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice given by a shareholder shall be delivered to or mailed and received at the principal executive offices of the Company, 1400 Smith Street, Houston, Texas 77002, (i) with respect to an election to be held at the Annual Meeting of Shareholders of the Company on or before February 2, 1996, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of meeting was made, whichever first occurs. Such notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear of record on the Company's books, of such shareholders, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

NOMINATIONS FOR 1995 ANNUAL MEETING

     The date for delivery to, or receipt by, the Company of any notice from a shareholder of the Company regarding nominations for directors to be elected at the 1995 Annual Meeting of Shareholders of the Company was February 2, 1995. The Company has not received any notices from its shareholders regarding nominations for directors to be elected at the 1995 Annual Meeting of Shareholders.

                                    GENERAL

     As of the date of this proxy statement, the management of the Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

                                          By Order of the Board of Directors,

                                          ANGUS H. DAVIS
                                          Vice President, Communications and
                                          Corporate Secretary
Houston, Texas
March 27, 1995

                                                                       EXHIBIT A

                    ENRON OIL & GAS COMPANY 1992 STOCK PLAN
             (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 14, 1994)

SECTION 1.  PURPOSE

     The purposes of this Enron Oil & Gas Company 1992 Stock Plan (the "Plan") are to encourage selected persons employed by Enron Oil & Gas Company together with any successor thereto (the "Company") and its subsidiaries and other eligible Persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its subsidiaries to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

SECTION 2.  ADMINISTRATION

     2.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

     2.2 Subject to the terms of the Plan and applicable law, the Committee shall have sole power, authority and discretion to: (i) designate Participants;
(ii) determine the types of Awards to be granted to a Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, under what circumstances and how Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or may be canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     2.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder, and any Employee.

SECTION 3.  SHARES AVAILABLE FOR AWARDS

     3.1 Shares Available.

          (i) Calculation of Number of Shares Available. Effective December 14, 1994, nine million (9,000,000) Shares, subject to adjustment as provided in
     Section 3.2, shall be available for granting Awards under the Plan.

          (ii) Accounting for Awards. For purposes of this Section 3, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

          (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     3.2  Adjustments.

          (i) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 3.2(ii), in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

          (ii) If, and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and if the grant is an Option, the purchase price per Share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and if the grant is an Option, the purchase price per Share shall be proportionately increased.

SECTION 4.  ELIGIBILITY

     4.1 Any Employee, including any officer or employee-director of the Company or of any subsidiary, who is not a member of the Committee, shall be eligible to be designated a Participant. No grant of an Award will be made to a Director of the Company who is not an Employee. Further, the only class of Employees who shall be eligible to receive grants of Incentive Stock Options under the Plan shall be those Employees who are Employees of the Company or of an entity which is a subsidiary corporation of the Company within the meaning of Section 424(e) or (f) of the Code. Grants may be made to the same individual on more than one occasion.

     4.2 No individual who is subject to any written agreement with the Company that generally restricts the acquisition of Shares shall be eligible for any grant of an Award while such agreement is in effect.

SECTION 5.  AWARDS

     5.1 Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) Exercise Price. The per Share purchase price of an Option shall be determined by the Committee; provided, however, that (a) except as provided for in subsection (v) below, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share, and (b) for 1992, subject to receiving a favorable ruling with respect thereto from the Internal Revenue Service ("IRS"), the Committee shall have the discretion to grant Options pursuant to this Section 5.1 (other than an option granted pursuant to subsections (iii) or (v) below) and establish as the purchase price, the fair market value of a Share on February 11, 1992.

          (ii) Time and Method of Exercise. The Committee shall determine the time at which an Option may be exercised in whole or in part, and the method by which (and the form, including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which) payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

          (iv) Option Agreement. Each Option granted shall be evidenced by an Award Agreement. An Award Agreement shall contain provisions for the timing of settlement of an exercise of an Option, including, but not limited to, the ability of the Company to purchase Shares in the open market to settle the exercise, and a provision that the Committee, in its sole discretion, may make a cash payment for the settlement, in whole or in part, of the exercise of an Option.

          (v) Limit on Size of Option Grants. No individual shall be granted Options totalling more than two million (2,000,000) Shares in any single calendar year.

     5.2 Stock Appreciation Rights. Except as provided by Section 6, the Committee is hereby authorized to grant Stock Appreciation Rights to participants, which Stock Appreciation Rights shall be evidenced by Award Agreements. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one (1) Share on the date of exercise over (ii) the grant price of the right as specified by the Compensation Committee, which shall not be less than the Fair Market Value of one (1) Share on the day of the grant of the Stock Appreciation Right and in no event less than the par value of one (1) Share. The Compensation Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate; provided that the Compensation Committee shall retain final authority to determine whether (a) the Participant shall be permitted, or (b) to approve an election by Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. No individual shall be granted Stock Appreciation Rights totalling more than one hundred thousand (100,000) Shares in any single calendar year.

     5.3 Restricted Stock.

          (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants, which Awards shall be evidenced by Award Agreements.

          (ii) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the number of Shares of Restricted Stock which may be granted shall be limited to not more than twenty-five percent (25%) of the total number of Shares available for grant under the Plan.

          (iii) Certificates and Dividends. All dividends and distributions, or the cash equivalent thereof (whether cash, stock or otherwise), on unvested Shares of Restricted Stock shall not be paid to the respective Participant but the value thereof shall be credited by the Company for the account of the Participant. At such time as a Participant becomes vested in a portion of the Award of Restricted Stock Shares, the restrictions thereon imposed by this Section 5.3(iii) shall lapse and certificates representing such vested shares shall be delivered to the Participant along with all accumulated credits for the value of dividends and distributions, or the cash equivalent thereof attributable to such vested shares. Interest shall not be paid on any such credits for dividends or distributions or the cash equivalent thereof, made by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or the cash equivalent thereof, in Shares of the Company rather than in cash or other medium. (If payment is made in Shares, the conversion to Shares shall be at the average Fair Market Value for the five (5) trading days preceding the date of payment.) Credits for the value of dividends and distributions, or the cash equivalent thereof made by the Company on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for the value of dividends and distributions or the cash equivalent thereof shall be canceled and shall not be available for future distribution under this Plan.

          (iv) Payment. A Participant shall not be required to make any payment for Awards of Restricted Stock, except to the extent otherwise required by law.

          (v) Forfeiture. Unless the Committee decides otherwise, Shares of non-vested Restricted Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participant's death, Disability, Retirement or Involuntary Termination during the Participant's employment or service, prior to the date the Participant otherwise becomes fully vested in all the Restricted Stock awarded to the Participant, all restrictions placed on each share of Restricted Stock awarded to the Participant shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date the Participant or the Participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

          (vi) Performance-Based Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that (a) the issuance is contingent upon attainment of pre-established performance criteria, (b) restrictions lapse contingent upon attainment of pre-established performance criteria, or (c) the issuance is in lieu of cash payments under the Key Contributor Incentive Plan, based upon attainment of the performance criteria established under the terms of the Key Contributor Incentive Plan. The performance criteria to be used with such Awards shall be after-tax net income and/or cash flow, at the Company level, as determined at the sole discretion of the Compensation Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable Treasury Regulations. Notwithstanding any other provision of the Plan, no individual shall be granted Awards of Restricted Stock under this Section 5.3(vi) totalling more than twenty-five thousand (25,000) Shares in any single calendar year.

     5.4 General.

          (i) No Cash Consideration for Awards. Except as otherwise provided in the Plan, awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any subsidiary, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

          (iii) Limits on Transfer of Awards. No Award (other than Released Securities) and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Award of Restricted Stock by assignment to the Company; provided, however, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant. Each Award and each right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities) and no right under any such Award may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any subsidiary.

          (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the date of its grant.

          (v) Rule 16b-3. It is intended that the Plan and any Award made to a Person subject to Section 16 of the Securities Exchange Act of 1934, as amended, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

          (vi) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vii) Limitation on Shares. Notwithstanding any other provision of the Plan, no Shares shall be issued under the Plan that would cause Enron Corp., as a result thereof, to own less than eighty percent (80%) of the total voting power of all classes of stock of the Company, or cause Enron Corp., with respect to its ownership of Shares, to fail to meet the eighty percent (80%) voting and value test described in Section 1504(a)(2) of the Code.

SECTION 6.  AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     6.1 Amendments to the Plan. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time, including amending the Plan for the purpose of making additional shares available under the Plan for granting Awards in lieu of other compensation or benefits, such as cash bonus payments; provided, that the provisions of Section 5 of this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder; provided further, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

          (i) increase the total number of Shares available for Awards under the Plan to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, except as provided in Section 3 hereof;

          (ii) change the minimum Option price;

          (iii) extend the maximum period during which Awards may be granted under the Plan;

          (iv) increase the maximum number of Options that may be granted under
     Section 5.1, Stock Appreciation Rights that may be granted under Section 5.2, or Shares of performance-based Restricted Stock that may be granted under Section 5.3(vi) to any individual in any calendar year; or

          (v) otherwise modify the material terms of the Plan.

     6.2 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

          A. If a transaction occurs which is not approved, recommended or supported by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction in which either (i) the Company merges or consolidates with any other corporation (other than one of the Company's wholly-owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation),
     (ii) the Company sells all or substantially all of its assets to any other person or entity, or (iii) the Company is dissolved, or (iv) if any third person or entity (other than the trustee or committee of any qualified employee benefit plan of the Company), together with its subsidiaries and Associates shall be, directly or indirectly, the Beneficial Owner of at least thirty percent

     (30%) of the Voting Stock of the Company, or (v) the individuals who constitute the members of the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten (10) days of the approval by the stockholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i),
     (ii) or (iii) of this Section 6.2A., or (b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 6.2A., then with respect to outstanding grants of Restricted Stock made under Section 5.3, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options and Stock Appreciation Rights made under
     Section 5.1 or Section 5.2, respectively, all such outstanding Options and Stock Appreciation Rights, irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee thereof and such Options and Stock Appreciation Rights shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options and/or Stock Appreciation Rights held by such grantee multiplied by the difference between (x) and (y) where (y) equals, in the case of Options, the purchase price per Share covered by the Option or, in the case of Stock Appreciation Rights, the grant price of the Stock Appreciation Rights, and (x) equals
     (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place, or (3) the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this
     Section 6.2A. consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock, Stock Appreciation Rights or Options theretofore granted or the purchase price or grant price per share, if applicable.

          C. Any adjustment provided for in Section 3.2 or Section 6.2 shall be subject to any required stockholder action.

     6.3 Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

SECTION 7.  GENERAL PROVISIONS

     7.1 No Rights to Awards. No Employee, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     7.2 Withholding. The Company or any subsidiary is authorized (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and
(ii) to take such other action as may be necessary in the option of the Company or subsidiary to satisfy all obligations for the payment of such taxes.

     7.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     7.4 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary. Further, the Company or any subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

     7.5 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

     7.6 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     7.7 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary.

     7.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     7.9 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     7.10 No Limitation. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any subsidiary, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto, the dissolution or liquidation of the Company or any subsidiary or any sale or transfer of all or any part of the Company or any subsidiary's assets or business, or any other corporate act or proceeding.

     7.11 Securities Laws. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 8.  EFFECTIVE DATE OF THE PLAN

     Upon approval by the stockholders of the Company, represented in person or by proxy, at the Company's 1995 Annual Meeting, the Plan shall be considered effective as of December 14, 1994. Further, the rights of any Participant to receive payments under the Plan are subject to such stockholder approval at the Company's 1995 Annual Meeting.

SECTION 9.  TERM OF THE PLAN

     No Award shall be granted under the Plan after the earlier of (i) ten (10) years from the date of adoption of the Plan by the Board of Directors of the Company pursuant to Section 8, or (ii) termination of the Plan pursuant to
Section 6.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Committee to amend, alter, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 10.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Associate" is used to indicate a relationship with a specified Person and shall mean (i) any corporation, partnership, or other organization of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity,
     (iii) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the Company or any of its parents or subsidiaries, and (iv) any person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Company or any wholly-owned subsidiary of the Company).

          (b) "Award" shall mean any Option, Stock Appreciation Right, or Restricted Stock granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

          (d) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association, or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two (2) directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

          (g) "Disability" shall mean, with respect to an Employee of the Company or one of its subsidiaries, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or subsidiary covering the Employee at the time.

          (h) "Employee" shall mean any person employed by the Company or any subsidiary.

          (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Shares as reported in the "NYSE-Composite Transactions" section of the Midwest edition of The Wall Street Journal is reported, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

          (j) "Incentive Stock Option" shall mean an option granted under
     Section 5.1 of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (k) "Involuntary Termination" shall mean termination of a Participant's employment with the Company or a subsidiary at the election of the Company or subsidiary, provided such termination is not Termination for Cause. Involuntary Termination shall not include transfer of assignment or location of a Participant where the Participant is employed by the Company, a subsidiary of the Company, Enron Corp., or one of its subsidiaries or affiliated companies, both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of assets or stock of the Company or a subsidiary.

          (l) "Non-Qualified Stock Option" shall mean an option granted under
     Section 5.1 of the Plan that is not intended to be an Incentive Stock
     Option.

          (m) "Option" shall mean an Incentive Stock Option or Non-Qualified Stock Option.

          (n) "Participant" shall mean an Employee or other individual described in Sections 4.1 and 4.2 designated to be granted an Award under the Plan.

          (o) "Person" shall mean an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

          (p) "Released Securities" shall mean securities that were Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (q) "Restricted Stock" shall mean any Shares granted under Section 5.3 of the Plan.

          (r) "Retirement" shall mean, with respect to an Employee of the Company or one of its subsidiaries, the commencement on or after an Employee's Normal Retirement Date of retirement benefits to such Employee under the Enron Corp. Retirement Plan.

          (s) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

          (t) "Shares" shall mean the shares of Common Stock of the Company, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 3.2 of the Plan.

          (u) "Stock Appreciation Right" shall mean any right granted under
     Section 5.2 of the Plan.

          (v) "Termination for Cause" shall mean termination at the election of the Company or a subsidiary because of the Participant's (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or a subsidiary. Such termination shall be effected by notice thereof delivered by the Company or a subsidiary to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such termination is because of the Participant's willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination, if made, shall not be for cause.

          (w) "Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

          (x) Any terms or provisions used herein which are defined in Sections 83, 421, 422, or 424 of the Code or the regulations thereunder shall have the meanings as therein defined.

/X/  PLEASE MARK YOUR VOTES AS IN THIS                                     7437
     EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

1. Election of Directors. (see reverse)                  FOR / /   WITHHELD / /
   For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of appointment of
   independent accountants.                 FOR / /   AGAINST / /   ABSTAIN / /

3. Approval of the Amended and              FOR / /   AGAINST / /   ABSTAIN / /
   Restated 1992 Stock Plan

4. In the discretion of the proxies named   FOR / /   AGAINST / /   ABSTAIN / /
   herein, the proxies are authorized to
   vote upon other matters as are
   properly brought before the meeting.

   Change of Address/Comments on Reverse Side   / /

        All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

        Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
          SIGNATURE(S)                      DATE


--------------------------------------------------------------------------------

                           o FOLD AND DETACH HERE o




[ENRON OIL & GAS COMPANY LOGO]                             THIS IS YOUR PROXY
                                                         YOUR VOTE IS IMPORTANT.

                NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

o  DIVIDEND CHECKS - ADDRESS CHANGES - LEGAL TRANSFERS

o DIRECT DEPOSIT - HAVE YOUR ENRON OIL & GAS COMPANY QUARTERLY DIVIDENDS ELECTRONICALLY DEPOSITED INTO YOUR CHECKING OR SAVINGS ACCOUNT ON DIVIDEND PAYMENT DATE. (No more worries about late or lost dividend checks.)

o CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE SHAREHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder.)

          JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                       (800) 446-2617 OR (201) 324-0498
                                 OR WRITE TO:
                   FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                P. O. BOX 2500
                          JERSEY CITY, NJ 07303-2500

PROXY

                        [ENRON OIL & GAS COMPANY LOGO]

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENRON OIL & GAS COMPANY FOR ANNUAL MEETING ON MAY 2, 1995

        The Undersigned hereby appoints Forrest E. Hoglund, Dennis M. Ulak and Angus H. Davis, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of Enron Oil & Gas Company ("Enron Oil & Gas") to be held at 3:00 p.m. Houston time on Tuesday, May 2, 1995, in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas St., Houston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of stock of Enron Oil & Gas the undersigned held of record on the books of Enron Oil & Gas on the record date for the meeting.


ELECTION OF DIRECTORS, NOMINEES:             (change of address/comments)
Fred C. Ackman, Forrest E. Hoglund,
Richard D. Kinder, Kenneth L. Lay,     ----------------------------------------
Edward Randall, III
                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    ___________

                                                                    SEE REVERSE
                                                                       SIDE
                                                                    ___________